Exhibit 10.1

WISCONSIN ENERGY CORPORATION
RESTRICTED STOCK AWARD
TERMS AND CONDITIONS

  AWARD

  Subject to the terms, conditions and restrictions provided in the Notice of Restricted Stock Award (the "Notice"), this Stock Award and the Plan, Wisconsin Energy Corporation (the "Company") grants to the Employee a restricted stock award pursuant to the Wisconsin Energy Corporation Omnibus Stock Incentive Plan as amended and restated effective as of January 1, 2008 (the "Plan"). The Stock Award covers a number of shares of the common stock of the Company, as set forth in the Notice, effective as of the date set forth in the Notice (the "Award Date"). The shares granted under the Stock Award shall be referred to as the "Restricted Stock."

  RESTRICTED PERIOD; VESTING
    Restricted Period. During the period beginning on the Award Date and ending on the day before the third anniversary of the Award Date (the "Restricted Period"), to the extent that all or any portion of the Stock Award is not vested, the Employee may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate, voluntarily or involuntarily, shares covered by the nonvested portion of the Stock Award, except by will or the laws of descent and distribution. As the Stock Award vests in accordance with subsection 2(b), the vested portion of the Stock Award shall be free of the foregoing restrictions.
    Vesting. As long as the Employee remains an employee of the Company or its subsidiaries, the Stock Award will vest over the Restricted Period in accordance with the following schedule:

Years of Service from the Award Date	% of Shares Becoming Vested (rounded to the nearest whole share)
Less than 1	0%
At least 1, but less than 2	33.33%
At least 2, but less than 3	33.33%
At least 3	33.34%

    For purposes of the foregoing, "Years of Service" shall mean years of service completed with the Company or a subsidiary. No termination of employment shall be deemed to have occurred by reason of a transfer of the Employee between the Company and a subsidiary or between two subsidiaries.

    Notwithstanding subsection 2(b), the following provisions shall govern:
        Termination due to Death or Disability; Occurrence of Change in Control. If, during the Restricted Period, (A) the Employee's employment with the Company and its subsidiaries terminates by reason of the Employee's disability or death or (B) a Change in Control (as defined in paragraph 11 of the Plan) occurs, any unvested portion of the Stock Award shall become fully vested with respect to all shares covered by the Stock Award and all transfer restrictions shall lapse. For purposes of the foregoing, "disability" shall mean separation from the service of the Company or a subsidiary because of such illness or injury as renders the Employee unable to perform the material duties of the Employee's job.
        Other Termination. If the Employee's employment terminates for any reason other than those described in paragraph (i) during the Restricted Period (excluding transfers as noted under subsection 2(b)), the Employee shall forfeit all shares covered by the unvested portion of the Stock Award (determined above in subsection 2(b)) as of the date of such termination, without any further obligation of the Company to the Employee and all rights of the Employee with respect to such Restricted Stock shall terminate. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, vest shares upon the Employee's termination from employment.

  RIGHTS DURING RESTRICTED PERIOD

  The Employee, during the Restricted Period, shall have the right to vote the Restricted Stock and receive any dividends on the Restricted Stock. Any dividends declared on the Restricted Stock shall be paid in cash at the same time as dividends are declared and paid to shareholders of the Company. Such dividends shall not be subject to the vesting schedule or any other restrictions as exist regarding the original shares of Restricted Stock.

  CUSTODY

  The Restricted Stock may be credited to the Employee in book entry form and shall be held in custody by the Company or an agent for the Company (including, as determined by the Company, under the Company's Stock Plus Plan as directed by the Company) until the applicable restrictions have expired. If any certificates are issued for shares of Restricted Stock during the Restricted Period, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and the Employee shall deliver a signed, blank stock power to the Company relating thereto.

  TAX WITHHOLDING

  The Company shall be entitled to withhold the amount of any tax attributable to the Stock Award by having a portion of shares withheld to defray all or a portion of any applicable taxes, withhold the required amounts from other compensation payable to the Employee, or such other method determined by the Committee, in its discretion.

  IMPACT ON OTHER BENEFITS

  The value of the Restricted Stock awarded hereunder, either on the Award Date or at the time such shares become vested, shall not be includable as compensation or earnings for purposes of any other benefit plan or program offered by the Company or its subsidiaries.

  OTHER CONDITIONS

  As a condition to the receipt of the Stock Award, the Employee acknowledges and accepts that no portion of the Stock Award may be deferred under any circumstance, including under the Wisconsin Energy Corporation Executive Deferred Compensation Plan.

  REGISTRATION
    Any shares issued pursuant to the Stock Award hereunder shall be shares that are listed for trading on a national securities exchange and registered under the Securities Act of 1933, as amended. The Company does not have an obligation to sell or issue shares that are not so registered. In the event that shares are not effectively registered, but can be issued by virtue of an exemption under the Securities Act of 1933, as amended, the Company may issue shares to the Employee if the Employee represents that such shares are being acquired as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Certificates for shares issued under the circumstances of the preceding sentence shall bear an appropriate legend reciting such representation.
    In no event shall the Company be required to sell, issue or deliver shares pursuant to this Stock Award if, in the opinion of the Committee, the issuance thereof would constitute a violation by either the Employee or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any sale or issuance of shares deliverable under the Stock Award, the Company may place legends on the shares, issue stop-transfer orders and require such agreements or undertakings from the Employee as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

  PLAN GOVERNS

  Notwithstanding anything in this Stock Award, the terms of this Stock Award shall be subject to the provisions of the Plan, a copy of which may be obtained by the Employee from a member of the Executive Compensation & Benefits staff. This Stock Award is subject to all interpretations, amendments, rules and regulations established by the Compensation Committee from time to time pursuant to the Plan. In the event of an express conflict between any term, provision or condition of this Stock Award and those of the Plan, the terms, provisions or conditions of the Plan shall control. Any term, condition or provision on which the Stock Award is silent shall be governed and administered in accordance with the terms, conditions or provisions of the Plan.

  NO EMPLOYMENT RIGHTS

  Nothing in this Stock Award shall confer upon the Employee the right to continue in the employ of the Company or any of its subsidiaries, or to interfere with or limit the right of the Company or of such subsidiary to terminate the Employee's employment at any time.

  UNDERTAKING BY EMPLOYEE

  The Employee hereby agrees to take whatever additional actions and execute whatever additional documents the Compensation Committee may, in its discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Employee pursuant to the express provisions of this Stock Award and the Plan.

  BINDING EFFECT

  This Stock Award shall be binding upon, and inure to the benefit of, the successors and assigns of the Company and upon persons who acquire the right to receive shares covered by the Stock Award hereunder by will or through the laws of descent and distribution.

  HEADINGS

  Headings of the paragraphs contained in this Stock Award are inserted for convenience and reference and shall not be used in interpreting or construing the terms and provisions of the Stock Award.

  ENTIRE AWARD; MODIFICATION

  This Stock Award and the Plan constitutes the entire agreement between the parties with respect to the terms and supersede all prior or written or oral negotiations, commitments, representations and agreements with respect thereto. The terms and conditions set forth in this Stock Award may only be modified or amended in a writing, signed by both parties.

  SEVERABILITY

  In the event any one or more of the provisions of this Stock Award shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Stock Award shall not in any way be affected or impaired thereby.

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